UNITED STATES SECURITIES AND EXCHANGE COMMISSION washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 14, 2011

Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2011, SUS Acquisition Corp., Inc. ("SUS AC") and Steiner U.S. Holdings, Inc. ("SUSH"), subsidiaries of Steiner Leisure Limited (the "Company"), entered into an Agreement and Plan or Merger with Ideal Image Development, Inc. ("Ideal Image") and H.I.G. Ideal Image, LLC (the "Merger Agreement"), whereby SUS AC would merge with Ideal Image, after which Ideal Image would continue its existence as a wholly owned subsidiary of SUSH (the "Merger"). Ideal Image is involved in providing laser hair removal services through a network of 68 treatment centers (17 are operated by franchisees) in a total of 21 states.

The purchase price for the Acquisition is $175 million payable in cash at closing, to be funded from existing cash and through borrowings under the Company's proposed new credit facility (the "Credit Facility"), with respect to which the Company has received commitments from a group of lenders including SunTrust Bank, Steiner's existing lead lender, and SunTrust Robinson Humphrey, Inc., as lead arranger, which would consist of a $60 million revolving credit facility and a new delayed draw term loan facility of $165 million, both of which would mature five years following the initial closing of the Credit Facility.

Closing of the transaction, which is anticipated to take place in November 2011, is subject to conditions similar to those in other transactions of this type, including, among others, regulatory approval. Absent satisfaction of certain conditions to close, each party may terminate this transaction. In the event of a termination of the Merger Agreement by a party other than as permitted thereunder, a break-up fee of $8.75 million would be payable by such party.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of October 14, 2011 by and among Steiner U.S. Holdings, Inc., SUS Acquisition Corp., Inc., Ideal Image Development, Inc. and H.I.G. Ideal Image, LLC.

____________________________

** Schedules to the Agreement and Plan of Merger dated as of October 14, 2011, by and among Steiner U.S. Holdings, Inc., SUS Acquisition Corp., Inc., Ideal Image Development, Inc. and H.I.G. Ideal Image, LLC, have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: October 19, 2011	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer